EXHIBIT 10.1


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                            SEVENTH GENERATION, INC.
                                INCENTIVE PLAN


     SEVENTH GENERATION, INC., a Vermont corporation with a place of business in Burlington, Vermont, does hereby establish this Incentive Plan (the "Plan").

     Section 1. PURPOSE. The purpose of the Plan is to benefit the Company by enabling it to attract and retain highly qualified and motivated key executive employees and Board members and to aid the Company in retaining its present management and Board, while offering such employees a chance to share in the growth of the Company.

     Section 2. ADMINISTRATION AND INTERPRETATION OF THE PLAN. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"), as such Committee shall be composed from time to time. The Committee shall have exclusive authority to select persons for participation in the Plan and to make all determinations required under this Plan. In furtherance thereof, the Committee shall have full power and authority to interpret, construe and administer this Plan, and the Committee's interpretations and construction thereof, and actions thereunder, including any valuation of an Incentive Account (as defined in Section 4 below), or the amount or recipient of the payment to be made therefrom, shall be binding and conclusive on all persons for all purposes. No member of the Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to that member's own willful misconduct or lack of good faith.

     Section 3. PARTICIPATION. The Committee from time to time shall select participants from key executive employees and Directors of the Company and award Incentive Units (as defined in Section 4 below) to such employees in accordance with this Plan.

     Section 4.  AWARD OF INCENTIVE UNITS.

         (a) The Committee shall establish one or more bookkeeping accounts (the "Incentive Account") for each individual whom it designates to be a Participant in the Plan (the "Participant"). The Company shall credit to each Participant's Incentive Account the number of Incentive Units awarded to the Participant by the Committee and shall adjust such Incentive Account pursuant to provisions of this Plan.

         (b) Each Incentive Unit shall be deemed to be equal to the value of one share of common stock of the Company, with such valuation to be determined in accordance with Section 6(f) of the Plan as of the date such Unit is credited to the Participant's Incentive Account. The maximum number of Incentive Units that may be awarded under the Plan shall not exceed an aggregate of 300,000. Units that are distributed and subsequently canceled for any reason may be added back to this aggregate number.

     Section 5.  VESTING OF INCENTIVE UNITS.

         (a) Except as otherwise provided herein, an award of Incentive Units shall become 100% vested three (3) years from the date of the grant, with no vesting occurring prior to the third anniversary of the grant.

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         (b)      If a  Participant's  employment  with the  Company  terminates because of his/her death or disability, he/she shall be partially vested in all Incentive Units previously awarded to him/her as set forth in Section 6(c). If a Participant's
                  employment   terminates  for  any  other  reason  (except  for
                  "Cause," as defined below), the award of Incentive Units to him/her shall be subject to the vesting schedule set forth in
                  Section 5(a), and any unvested Incentive Units shall be canceled.

         (c) A Participant's interest in his Incentive Account shall also be 100% vested in the event of a sale of all or substantially all of the assets of the Company or a change in control of the Company. A "change in control" means the acquisition by any person, firm, corporation or other legal entity, or two or more persons acting in concert (with the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of voting stock of the Company, whether by merger, consolidation or otherwise.

         (d) If a Participant is terminated for "Cause," he/she shall forfeit all of his/her outstanding Incentive Units, regardless of whether he/she is then vested in any or all of such Incentive Units. For purposes of this Section 5(d), Cause shall mean dishonesty with respect to the Company, insubordination, substantial malfeasance or nonfeasance of duty, unauthorized disclosure of confidential information, and conduct substantially prejudicial to the business of the Company or any affiliate of the Company. The determination of the Committee as to the existence of Cause will be conclusive on the Participant and the Company.

         (e) Any Incentive Unit forfeited hereunder may be reallocated to other Participants in accordance with this Plan.

     Section 6.  DETERMINATION AND DISTRIBUTION OF INCENTIVE AWARDS.

         (a) Upon a Determination Date (as defined in Section 6(e) below) the Committee shall determine the value of the Participant's vested Incentive Units in his/her Incentive Account and shall subtract from such amount the value of his/her vested Incentive Units determined as of the date such Units were awarded to the Participant. A Participant's non-vested Incentive Units shall be ignored until they become vested. The value arrived at shall be the Participant's Incentive Award; however, in the event that the amount arrived at is a negative number, no Incentive Award shall be made.

         (b) Subject to the exception in the immediately following sentence, a Participant's Incentive Award shall be paid to him/her in three equal annual installments, commencing as promptly as reasonably possible after the Determination Date, subject to the Participant's compliance with any agreements entered into with the Company pursuant to Section 7. In no event will payments of an Incentive Award commence prior to January 1, 1999, except for events as set forth in 5(c).

         (c) Notwithstanding the provisions of Section 6(b), if a Participant's service as an employee is terminated by reason of his/her death or if the Participant dies before he/she has received all of his/her Incentive Award, then the Company shall distribute or shall cause to be distributed a portion of the balance based upon a percentage of vesting period elapsed before death. That portion of the Participant's Incentive Award to the Participant's beneficiary designated pursuant to
                  Section 9 shall be paid in three annual installments, beginning on the later of January 1, 1999 or sixty (60) days from the date of death.

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         (d)      Payment of a Participant's  Incentive Award may be in whole or in part cash, promissory notes or common stock of the Company, as determined by the Committee in its sole discretion. In the event that the Company issues common stock, transferability of shares of the common stock will be subject to restrictions imposed by federal and state securities laws. All payments shall be subject to and conditioned on payment by Participant of all tax and other withholdings required by law.

         (e) A Determination Date means the earliest date on which any of the following occurs:

              (i)     Vesting date of the Incentive Units;

              (ii) The Participant terminates his/her employment for any reason;

              (iii)  The  Participant's  death;  or (iv) An event  described  in
                     Section 5(c).

     (f) For purposes of the Plan, the value of a share of common stock means:

              (i) If such shares are then listed on any national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the shares, either (a) the average of the closing or last prices of the shares on the Composite Tape or other comparable reporting system for the ten (10) consecutive trading days immediately preceding the applicable date, or (b) the closing or last price of the shares on the Composite Tape or other comparable reporting system for the trading day immediately preceding the date of grant, as the Committee shall determine.

              (ii) If the shares are not then traded on a national securities exchange, but are traded on the over-the-counter market, if sales prices are not regularly reported for the common stock for the trading day or days referred to in subparagraph (i) above, and if the bid and asked prices for the shares are regularly reported, either (a) the average of the mean between the bid and asked price for the common stock at the close of trading in the over-the-counter market for the ten (10) trading days on which common stock was traded immediately preceding the applicable date, or
                       (b) the mean between the bid and asked price for the common stock at the close of trading in the over-the -counter market for the trading day immediately preceding the applicable date, as the Committee shall determine.

              (iii) If the market value cannot be determined under the preceding two paragraphs, such value as the Committee shall determine.

     Section 7.  COVENANT NOT TO COMPETE OR SOLICIT OR DISCLOSE CONFIDENCES.

                 As a precondition to an employee participating in the Plan and receiving any payment of his/her Incentive Award, the employee shall enter into a covenant not to compete with the Company or to solicit its customers or employees or to use any confidential or proprietary information of the Company in accordance with the letter agreement to be agreed upon by the employee and the Company, unless the employee is already subject to a similar agreement, as determined by the Compensation Committee of the Board. Such a covenant shall be enforced for as long as the employee participates in the Plan and for two years thereafter, and his/her adhering to such covenant shall be a pre-condition to his/her receiving any benefits under Section 6 hereof, and the employee shall be obligated to repay any amount distributed if such employee breaches the confidentiality and non-compete agreement during its term.

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     Section 8.  NATURE OF INCENTIVE ACCOUNTS.

         (a) All amounts credited to Incentive Accounts shall remain the sole property of the Company and shall be usable by it as a part of its general funds for any legal purpose whatever; the Incentive Accounts shall exist only for the purpose of facilitating the computation of benefits hereunder; nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust or escrow of any kind, or a fiduciary relationship between the Company and the Participant, the designated beneficiary or any other person; and to the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

         (b) It is the intention of all parties that this Plan be unfunded for purposes of the Internal Revenue Code of 1986, as amended, and Title I of the Employee Retirement Income Security Act of 1974, as amended.

         (c) No Participant shall be entitled to any voting rights or to receive any dividends with respect to any Incentive Units.

     Section  9. BENEFICIARY   DESIGNATION.
                 A Participant may designate a beneficiary to receive, in the event of Participant's death, all amounts which are then and thereafter payable under the Plan. Beneficiaries shall receive such amounts in accordance with the provisions of this Plan. Such designation and any subsequent changes thereto shall be made in writing and filed with the Committee. In the event of the Participant's death prior to receipt of the total Incentive Account and without so designating a beneficiary, the balance of said Incentive Account shall be paid to Participant's spouse, if then living; otherwise, to Participant's estate.

     Section 10. NOT A CONTRACT OF  EMPLOYMENT.
                 Inclusion in the Plan shall not be construed as a contract of employment or as giving a Participant any right to be retained in the service of the Company without the Company's consent, nor shall it interfere with the right of the Company to discharge or discipline a Participant, nor shall it give the Participant any right, claim, or interest in any benefits described herein, except upon fulfillment of the provisions and requirements of the Plan.

     Section 11. NONTRANSFERABILITY.
                 No right to payment under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right to payment shall, in any manner, be liable for or subject to the debts, contracts, liabilities or torts of the person entitled thereto. If, at the time when payments are to be made hereunder, Participant or the beneficiary are indebted to the Company, then any payments remaining to be made hereunder may, at the discretion of the Company, be reduced by the amount of such indebtedness. An election by the Company not to reduce such payments shall not constitute a waiver of its claim for such indebtedness.

     Section 12. ADJUSTMENTS FOR STOCK SPLITS, RECAPITALIZATION, ETC.
                 In the event of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization or similar corporate change, then the Committee may determine in its sole discretion to adjust the Participant's Incentive Accounts to take into account such changes, and such adjustments shall be made by the Committee and be binding and conclusive on all parties.

     Section 13. NO TRUST.
                 Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and the employee, his/her designated beneficiary, or any other person. To the extent that any person acquires a

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                 right to receive payments from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor to the Company.

     Section 14. SEVERABILITY.
                 If any provision of this Plan shall be declared void or unenforceable by any judicial or administrative authority, such provision shall be deemed stricken from this Plan and the validity of any other provision and of the entire Plan shall not be affected thereby.

     Section 15. SUCCESSORS AND ASSIGNS.
                 This Plan shall be binding upon and inure to the benefit of the Company, its successor and assigns, and the Participant and the Participant's heirs, executors, administrators and legal representatives.

     Section 16. AMENDMENT AND TERMINATION.
                 The Company may, in its sole discretion, at any time, amend or terminate this Plan with respect to any future period; provided, however, that no such amendment or termination shall reduce the Participant's benefits which had accrued prior to such amendment or termination, and no such amendment shall have the effect of reducing the amounts otherwise payable in accordance with this Plan.

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